Exhibit 10.4

FIRST AMENDMENT TO
AMENDED AND RESTATED OFFICER EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT (the “Amendment”) to the AMENDED AND RESTATED OFFICER EMPLOYMENT AGREEMENT (the “Agreement”) dated April 1, 2019 is made and entered into effective April 6, 2020 (the “Effective Date”), by and between Bloomin’ Brands, Inc., a Delaware corporation (the “Company”), and David J. Deno (hereinafter referred to as “Executive”). All capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.
WHEREAS, the in light of the ongoing impact of the COVID-19 virus on the Company, Executive has elected to forgo a portion of his Base Salary;
WHEREAS, the Company and the Executive desire to enter into this Amendment to reflect the parties’ agreement with respect to Base Salary and its impact on the other provisions of the Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree that the Agreement is hereby amended as follows:
1.Base Salary. Section 5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“a.    During the Term of Employment, the Executive shall be entitled to an annual base salary equal to Nine Hundred Thousand Dollars ($900,000), payable in equal biweekly installments by the Company, subject to annual review for increase, but not decrease, in the discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”). Notwithstanding anything in the Agreement to the contrary, Executive hereby consents to the temporary reduction (the “Salary Reduction”) of Executive’s annual base salary such that Executive shall forgo all base salary in excess of the amount necessary to cover his required contributions to his employment benefits and related payroll taxes from the pay period beginning April 6, 2020 and continuing until a date determined by the Board (the “Salary Reduction Period”). For all other purposes under this Agreement, all references to “Base Salary” or “base salary” shall mean, (i) at all times during the Salary Reduction Period, Nine Hundred Thousand Dollars ($900,000), unless such amount is increased by the Board or otherwise amended by the mutual agreement of the parties, or, (ii) at all other times, Executive’s annual base salary then in effect, as the same may be increased from time to time at the discretion of the Board or the Compensation Committee.”
2.    Good Reason. For the avoidance of doubt, the Salary Reduction shall not constitute “Good Reason” as defined under the Agreement or constitute a breach by the Company of its obligations under the Agreement.
3.    Effect of Amendment. Except as expressly amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and unmodified hereby. Whenever the Agreement is referred to in the Agreement or in any other agreement, document or instrument, such reference shall be deemed to be to the Agreement as amended by this Amendment.
4.    Governing Law. The validity, interpretation, and performance of this Amendment shall be governed, interpreted, and construed in accordance with the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.
5.    Entire Agreement; Counterparts. This Amendment constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior memoranda, correspondence, conversations, negotiations and agreements, whether written or oral, with respect thereto. This Amendment may be executed in several identical counterparts that together shall constitute but one and the same Amendment. Signatures of the parties transmitted by facsimile, PDF transmission or other electronic means shall be deemed to be their original signatures for all legal and other purposes.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EXECUTIVE

/s/ Lorilyn Miklavic	/s/ David J. Deno
Witness		David J. Deno
Lorilyn Miklavic
Printed name of witness

/s/ Stefanie Chalk
Witness
Stefanie Chalk
Printed name of witness
COMPANY
BLOOMIN’ BRANDS, INC., a Delaware corporation

	By:	/s/ Kelly Lefferts
Name: Kelly Lefferts
Title: Chief Legal Officer

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